UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2004

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 9, 2004, MBNA Europe Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of £250.0 million five-year credit card asset backed notes issued through Chester Asset Receivables Dealings Issuer Limited (CARDS®). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

The transaction (Series 2004-A2) had one class of publicly traded asset backed notes, £250.0 million Class A floating-rate asset backed notes due in 2009. The Series 2004-A2 notes were priced at par and will accrue interest at 11.5 basis points over the three-month Sterling London Interbank Offered Rate. Interest on the Series 2004-A2 notes will be paid quarterly.

The securities are governed by English law and are expected to be listed on the London Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: November 9, 2004	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer